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                               FOURTH AMENDMENT
                           TO AMENDED AND RESTATED
                  REVOLVING CREDIT AGREEMENT AND ASSIGNMENT


   Fourth Amendment and Assignment dated as of June 28, 1996 to Amended and Restated Revolving Credit Agreement (the "Fourth Amendment"), by and among AVID TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (in such capacity, the "Agent"), (a) amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of June 30, 1995 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and the Agent, including, without limitation, reducing the Total Commitment and (b) providing for the assignment by certain of the Banks of all or a portion of its respective interests, rights and obligations under the Credit Agreement to the other Banks. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

   WHEREAS, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement and waive certain covenants contained in the Credit Agreement as specifically set forth in this Fourth Amendment;

   NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

   Section 1. Amendment to Section 1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

   (a) The definition of "Consolidated Current Assets" is hereby amended by deleting the definition in its entirety and restating it as follows:

         Consolidated Current Assets. All cash and accounts receivable of the Borrower and its Subsidiaries on a consolidated basis, provided that such accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles.

   (b) The definition of "Consolidated Operating Cash Flow" is hereby amended by deleting the definition in its entirety and restating it as follows:

         Consolidated Operating Cash Flow. For any fiscal quarter, an amount equal to (a) the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation and amortization for such period, plus (iii) if applicable, in-flows resulting from Net Working Capital Changes for such period, less (b) the sum of (i) cash payments for all taxes paid during such period, plus (ii) Capital Expenditures made in such period, plus (iii) the portion of the costs of software development required to be capitalized pursuant to Financing Accounting Standards Board Statement No. 86, plus (iv) if applicable, out-flows resulting from Net Working Capital Changes for such period.

   (c) The definition of "Maturity Date" is hereby amended by deleting the date "June 30, 1996" which appears in such definition and substituting in place thereof the date "June 28, 1997".

   (d) Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate has been delivered by the Borrower pursuant to Section 6.4(c).

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Debt Service Ratio, as determined for the fiscal period of the Borrower and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period.

                  Base Rate       LIBOR Rate       Commitment
 Debt Service       Loans           Loans             Fee
     RATIO      (BASIS POINTS)  (BASIS POINTS)   (BASIS POINTS)
Less than             0              175               40
2.00:1.00

Less than
2.50:100, but
greater than          0              150               35
or equal to
2.00:1.00

Greater than
or equal to           0              125               25
2.50:1.00

         Notwithstanding the foregoing, (a) for Loans outstanding and Commitment Fees payable during the period commencing on June 28, 1996 through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending June 30, 1996, the Applicable Margin shall be the highest Applicable Margin set forth above, and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 6.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

         Commitment Fee Rate. The rate per annum set forth in the chart contained in the definition of Applicable Margin under the heading "Commitment Fee".

         Compliance Certificate.  See Section 6.4(c) hereof.

         Debt Service Ratio. As at the date of determination and with respect to the Borrower and its Subsidiaries, the ratio of (a) Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for such period to (b) the Total Debt Service of the Borrower and its Subsidiaries for such period.

         Net Working Capital Changes. For any fiscal quarter, the net changes from the immediately preceding fiscal quarter in (a) both billed and unbilled accounts receivable, (b) current accounts payable of the Borrower and its Subsidiaries, (c) current accruals and accretions (exclusive of interest accruals and accretions) of the Borrower and its Subsidiaries and (d) inventory of the Borrower and its Subsidiaries.

         Rate  Adjustment  Period.  See  the  definition  of  Applicable
   Margin.

   Section 2. Amendment to Section 2 of the Credit Agreement. Section 2 of the Credit Agreement is hereby amended as follows:

   (a) Section 2.2 of the Credit Agreement is hereby amended by deleting the words "one quarter of one percent (1/4%)" from the first sentence of Section 2.2 and substituting in place thereof the words "the Commitment Fee Rate".

   (b) Section 2.5 of the Credit Agreement is hereby amended by deleting subparagraphs (a) and (b) in their entirety and restating such subparagraphs as follows:

         (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.

         (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

   Section 3. Amendment to Section 8 of the Credit Agreement. Section 8 of the Credit Agreement is hereby amended as follows:

   (a) Section 8.3 of the Credit Agreement is hereby amended by deleting Section
8.3 in its entirety and restating it as follows:

         8.3. Operating Cash Flow to Total Debt Service. The Borrower will not permit the ratio of Consolidated Operating Cash Flow to Total Debt Service for any fiscal quarter ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

            PERIOD                        RATIO
September 30, 1996                      1.50:1.00
December 31, 1996                       1.00:1.00
Each fiscal quarter ending              2.00:1.00
thereafter


   (b) Section 8.4 of the Credit Agreement is hereby amended by (i) deleting the number "$118,500,000.00" which appears in Section 8.4 and substituting in place thereof the number "$190,000,000.00" and (ii) deleting the date "March 31, 1995" which appears in Section 8.4 and substituting in place thereof the date "September 30, 1996".

   Section 4.  Assignment and Acceptance; Reduction of Certain Commitments.

   Section 4.1. Assignments. Each of BayBank and NationsBank of Texas, N.A. (collectively, the "Assignor Banks" and each individually, an "Assignor Bank") hereby sells and assigns to each of The First National Bank of Boston ("FNBB") and ABN AMRO Bank N.V. Boston Branch (by ABN AMRO North America, Inc., as Agent) ("ABN", and, collectively with FNBB the "Assignee Banks" and each individually an "Assignee Bank") a certain percentage interest in and to all of such Assignor Bank's rights and obligations under the Credit Agreement as of the effective date hereof, including, without limitation, such percentage interest in each such Assignor Bank's Commitment as in effect on the effective date hereof, and the outstanding Loans and Reimbursement Obligations owing to such Assignor Bank on the effective date hereof, and such percentage interest in the Revolving Credit Notes held by each such Assignor Bank (such interest being hereinafter referred to as the "Assigned Portion") such that, after giving effect to each of
(a) the assignments contemplated hereby and (b) the repayment in full in cash to each such Assignor Bank of the outstanding Loans and Reimbursement Obligations owing to such Assignor Bank by the Borrower on the effective date hereof pursuant to Section 4.7 hereof, and as of the effective date hereof, each
Assignor Bank's Commitment and Commitment Percentage shall be permanently reduced to zero and each such Assignor Bank shall, except as otherwise provided in the Credit Agreement, cease to be a "Bank" under the Credit Agreement, and the respective Commitments and Commitment Percentages of the Assignee Banks shall be as set forth on Schedule 1 to the Credit Agreement, as amended hereby and each Bank shall have that percentage interest in all outstanding Loans and Reimbursement Obligations. Notwithstanding any term or provision of Section 17 of the Credit Agreement to the contrary, the execution and delivery hereof by the Assignor Banks, the Assignee Banks, the Agent, the Banks and the Borrowers shall constitute an Assignment and Acceptance delivered in accordance with the Credit Agreement and shall be effective in respect of the assignments contemplated hereby.

   Section 4.2. Representations and Warranties of Assignor Banks. Each Assignor Bank (a) represents and warrants that as of the date hereof, its Commitment and Commitment Percentage (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby) is the amount set forth opposite such Assignor Bank's name under the respective captions "Commitment" and "Commitment Percentage" on
Schedule 1 to the Credit Agreement as in effect prior to the effective date hereof; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (e) requests that in connection with such assignment as set forth herein the Agent and the Borrower exchange the Revolving Credit Notes referred to in Section 4.1 above for new Revolving Credit Notes, each dated as of June 28, 1996, payable to the order of each Assignee Bank in the principal amount of the Commitment set forth opposite such Assignee Bank's name on Schedule 1 to the Credit Agreement as amended hereby.

   Section 4.3. Representations and Warranties of Assignee Banks. Each Assignee Bank represents and warrants (a) that it has received a copy of the Credit Agreement and each of the Loan Documents, together with copies of the financial statements referred to in Sections 5.4 and 6.4 of the Credit Agreement and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Fourth Amendment and Assignment, (b) that it will, independently and without reliance upon any Assignor Bank or any other Bank or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any of the Loan Documents, (c) that it is an Eligible Assignee and (d) that the making of Loans by such Assignee Bank will not be unlawful.

   Section 4.4. Appointment of Agent. Each Assignee Bank (a) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (b) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Loan Documents are required to be performed by it as a Bank.

   Section 4.5. Respective Rights and Obligations of Assignor Banks and Assignee Bank. As of the effective date of this Fourth Amendment, (a) each Assignee Bank shall, in addition to any rights and obligations under the Credit Agreement held by it immediately prior to the effective date hereof, have the respective rights and obligations of a Bank under the Credit Agreement and the Loan Documents that have been assigned to it pursuant to this Section 4 and under Section 17 of the Credit Agreement with respect to the applicable assigned portion and (b) each Assignor Bank shall, to the extent provided in this Section 4, relinquish its rights and be released from its obligations under the Credit Agreement and the Loan Documents with respect to the portion of the Loans and Reimbursement Obligations so assigned.

   Section 4.6. Agent's Duties in Respect of Assignment and Acceptance. From and after the effective date hereof, the Agent shall record the information contained in this Section 4 in the Register and shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee Banks. Each Assignor Bank and Assignee Bank shall make all appropriate adjustments under the Credit Agreement and the Revolving Credit Notes for periods prior to the effective date hereof directly between themselves as directed by the Agent.

   Section 4.7. Repayment in Full of Loans not Assigned. The parties hereto hereby acknowledge and agree that, after giving effect to the assignments contemplated by this Section 4 such that each Assignee Bank has the respective Commitments and Commitment Percentages of such Assignee Banks set forth on
Schedule 1 to the Credit Agreement, as amended hereby, the Borrower shall pay to each Assignor Bank an amount equal to all outstanding Loans and Reimbursement Obligations of such Assignor Bank not assigned hereby and, notwithstanding anything to the contrary contained in the Credit Agreement regarding reducing the Commitments of the Banks and the Total Commitment on a pro rata basis, the Commitment of each Assignor Bank shall automatically and permanently be reduced to zero and the Total Commitment shall be reduced to the sum of the Commitment of the Banks as set forth on Schedule 1 hereto, as amended hereby.

   Section 5. Amendment to Schedule 1 of the Credit Agreement. The Credit Agreement is hereby amended by deleting Schedule 1 thereto and replacing it with the Schedule 1 attached hereto.

   Section 6. Conditions to Effectiveness. This Fourth Amendment shall not become effective until the Agent receives the following:

   (a) a counterpart of this Fourth Amendment executed by the Borrower, the Banks and the Agent;

   (b) Revolving Credit Notes, substantially in the form of Exhibit A hereto executed by the Borrower and payable to the order of each Assignee Bank in the respective aggregate principal amounts set forth under the caption "Commitment" opposite such Bank's name on Schedule 1 hereto; and

   (c) payment to the Agent in cash for the respective pro rata accounts of each of The First National Bank of Boston and ABN AMRO Bank N.V. Boston Branch (by ABN AMRO North America, Inc., as Agent) of an amendment fee in the aggregate amount of $25,000.

   Section 7. Representations and Warranties. The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 5 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Fourth Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower.

   Section 8. Ratification, Etc. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Fourth Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

   Section 9. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

   Section 10. Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

   Section 11.  Governing  Law.  THIS FOURTH  AMENDMENT  SHALL BE GOVERNED BY,
AND  CONSTRUED  IN  ACCORDANCE   WITH,  THE  LAWS  OF  THE   COMMONWEALTH   OF
MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

   IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as a document under seal as of the date first above written.

                              AVID TECHNOLOGY, INC.



                              By: /S/ C. EDWARD HAZEN
                              Title:  Vice President and Treasurer


                              THE FIRST NATIONAL BANK OF BOSTON,
                                individually and as Agent



                              By: /S/ TENA C. LINDENAUER
                              Title:  Director


                              NATIONSBANK OF TEXAS, N.A.



                              By:  /S/ LINDA G. ROACH
                              Title:  Vice President


                              BAYBANK



                              By:  /S/ JOHN B. DESMOND
                              Title:  Vice President


                              ABN AMRO BANK N.V.
                              BOSTON BRANCH
                              BY:  ABN AMRO NORTH AMERICA, INC., AS AGENT



                              By: /S/ CAROL A. LEVINE
                              Title:   Senior  Vice   President  and  Managing
                                        Director

                              By: /S/ BRIAN M. HORGAN
                              Title: Assistant Vice President


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                                  SCHEDULE 1


                                                                COMMITMENT
                BANK                       COMMITMENT           PERCENTAGE

THE FIRST NATIONAL BANK OF BOSTON
Domestic and LIBOR Lending Office:         $22,500,000            64.29%
100 Federal Street
Boston, Massachusetts 02110
Attn:  Tena Lindenauer, Director

ABN AMRO BANK N.V.
  BOSTON BRANCH                            $12,500,000            35.71%
(BY ABN AMRO  NORTH  AMERICA,  INC.,
AS AGENT)
Domestic and LIBOR Lending Office:
One Post Office Square, 38th Floor
Boston, Massachusetts 02109
Attn:  Brian M. Horgan,  Asst.  Vice
President

TOTAL:                                     $35,000,000             100%